Exhibit 99.1

Press Release

Compaq Computer Corporation
Worldwide Public Relations
20555 SH 249 MC110515
Houston, TX 77070-2698

Telephone 281-514-0484
Facsimilie 281-514-0641
Compaq.PR@Compaq.Com

Contact(s):      Arch Currid
                      Compaq Computer Corporation
                      281-514-0484
                      arch.currid@compaq.com

Compaq Reports 2001 Third Quarter Results

         HOUSTON, Oct. 23, 2001 — Compaq Computer Corporation (NYSE: CPQ), a leading global provider of enterprise technology and solutions, today reported financial results for the third quarter ended Sept. 30, 2001. Revenue for the third quarter was $7.5 billion, a year-over-year decrease of 33 percent. Net loss from operations for the quarter was $120 million, or $(0.07) per diluted common share.

         “The third quarter was one of the most challenging ever for Compaq and for our industry,” said Michael Capellas, chairman and chief executive officer. “IT demand continued to weaken globally, which resulted in aggressive pricing, while the events of September created significant logistical challenges. We did, however, see positive momentum in our Global Services business, and our enterprise technology performed well given overall market conditions.”

         The company continued to show progress in the execution of cost control and go-to-market initiatives. During the quarter, inventory across the supply chain was reduced by $600 million, operating expenses decreased sequentially by more than $100 million, and the company generated cash from operations for the sixth consecutive quarter. Compaq also continued to enrich its Computing on Demand program by announcing Access on Demand, enabling customers to pay only for the computing services and hardware they need.

         Third quarter gross margin, as a percentage of revenue, was 19.9 percent, down 1.6 points sequentially and 4.1 points on a year-over-year basis, resulting from continued weak demand and aggressive pricing. Third quarter operating expenses were $1.6 billion, a decrease of $289 million from the same period last year, reflecting continued expense discipline and progress on restructuring activities.

        The company’s operational results exclude net investment losses of $514 million ($379 million net of tax), primarily related to Compaq’s investment in CMGI, Inc. Compaq acquired these assets in a non-cash exchange for a majority stake in AltaVista Co. in 1999. Including this amount, the company reported a net loss of $499 million, or $(0.29) per diluted common share.

         In the same quarter last year, Compaq reported revenue of $11.2 billion and net income of $557 million, or $0.31 per diluted common share. Adjusted for a net after-tax gain of $25 million related to Compaq’s investment portfolio, earnings per diluted common share were $0.30.

Business Outlook
         “We do not anticipate dramatic changes in corporate IT spending, particularly through the first half of 2002. As for the fourth quarter of 2001, we expect revenue to be in the range of $7.6 to $7.8 billion and a loss of about $0.03 per share,” Capellas said.

Business Overview
        Revenue in Compaq Global Services was $1.9 billion, up 2 percent year-over-year, or 5 percent in constant currency. Operating profit improved to $284 million or 15 percent of revenue. The services business now comprises 25 percent of Compaq’s revenue, up from 23 percent in the second quarter.

         The company’s enterprise computing segment reported a loss of $104 million on revenue of $2.4 billion due to weakness in telecommunications and financial services markets, aggressive pricing — particularly for low-end servers — and channel inventory reductions. Enterprise computing includes the Industry Standard Server Group, Business Critical Solutions Group and Enterprise Storage Group. Enterprise computing represented 32 percent of third quarter revenues.

         “Despite tough market conditions, we expect that our Enterprise Storage and Industry Standard Server groups gained unit market share sequentially,” Capellas said.

         In addition, Compaq announced last week the industry’s most powerful mid-range server, the AlphaServer ES45, the first system in its class to utilize Compaq’s new 1GHz, 64-bit Alpha microprocessor. The Pittsburgh Supercomputing Center is using 760 of these systems for the world’s largest non-military supercomputer. Business Critical Solutions’ NonStop Himalaya servers recorded a number of strong customer wins in the quarter, including Sabre Holdings Corp.

         Revenue in the company’s Access Business Group was $3.3 billion, down 42 percent, for a loss of $248 million. The company continued its aggressive program to redefine the access business model, including reducing inventory across the supply-chain by more than $400 million during the quarter, increasing inventory turns and driving new, higher margin categories through innovation and design.

         Compaq will host a live audio Webcast today at 5:30 p.m. Eastern (4:30 p.m. Central) regarding its third quarter financial results. Details and links to the Webcast can be found at http://www.compaq.com/corporate/ir/. This conference call is the property of Compaq Computer Corporation and any recording, reproduction, or rebroadcast of this conference call is expressly prohibited by Compaq.

Company Background

         Founded in 1982, Compaq Computer Corporation is a leading global provider of enterprise technology and solutions. Compaq designs, develops, manufactures and markets hardware, software, solutions and services, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, and desktop and portable personal computers that are sold in more than 200 countries.

     Compaq, the Compaq logo, Alpha, AlphaServer, NonStop, and Himalaya are trademarks of Compaq Information Technologies Group, L.P. in the U.S. and other countries. This press release and the subject conference call may contain forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Hewlett-Packard/Compaq merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Compaq and Hewlett-Packard are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in Compaq and Hewlett-Packard’s Securities and Exchange Commission reports (including but not limited to Compaq’s annual report on Form 10-K for the year ended December 31, 2000, HP’s annual report on Form 10-K for the year ended October 31, 2000, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Compaq’s results could differ materially from Compaq’s expectations in these statements. Compaq assumes no obligation and does not intend to update these forward-looking statements

                                                     COMPAQ COMPUTER CORPORATION
                                             CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                             (Unaudited)

                                                                Three months ended           Nine months ended
                                                                  September 30,                 September 30,
                                                            --------------------------   ---------------------------
 (In millions, except per share amounts)                        2001          2000           2001           2000
 -------------------------------------------------------------------------------------------------------------------

Revenue:
    Products                                                   $ 5,835       $ 9,573       $ 20,051        $25,884
    Services                                                     1,641         1,644          5,075          4,973
                                                            ------------   -----------   ------------   ------------
        Total revenue                                            7,476        11,217         25,126         30,857
                                                            ------------   -----------   ------------   ------------

Cost of sales:
    Products                                                     4,830         7,380         16,124         20,074
    Services                                                     1,161         1,154          3,607          3,528
                                                            ------------   -----------   ------------   ------------
        Total cost of sales                                      5,991         8,534         19,731         23,602
                                                            ------------   -----------   ------------   ------------

Selling, general and administrative                              1,298         1,502          4,084          4,369
Research and development                                           297           382          1,013          1,092
Restructuring and related charges                                   --            --            742             --
Other (income) expense, net                                        575           (20)           528            (69)
                                                            ------------   -----------   ------------   ------------
                                                                 2,170         1,864          6,367          5,392
                                                            ------------   -----------   ------------   ------------

Income (loss) before income taxes                                (685)           819           (972)         1,863
Provision (benefit) for income taxes                             (186)           262           (272)           596
                                                            ------------   -----------   ------------   ------------
Income (loss) before cumulative effect of accounting change      (499)           557           (700)         1,267
Cumulative effect of accounting change, net of tax                 --             --             --            (26)
                                                            ------------   -----------   ------------   ------------
Net income (loss)                                              $ (499)        $  557         $ (700)       $ 1,241
                                                            ============   ===========   ============   ============

Earnings (loss) per common share:
Basic:
    Before cumulative effect of accounting change            $  (0.29)         0.32         $ (0.41)        $ 0.75
    Cumulative effect of accounting change, net of tax             --            --              --          (0.02)
                                                            ------------   -----------   ------------   ------------
                                                             $ (0.29)          0.32         $ (0.41)    $     0.73
                                                            ============   ===========   ============   ============
Diluted:
    Before cumulative effect of accounting change            $ (0.29)          0.31         $ (0.41)        $ 0.73
    Cumulative effect of accounting change, net of tax            --             --              --          (0.02)
                                                            ------------   -----------   ------------   ------------
                                                             $ (0.29)          0.31         $ (0.41)        $ 0.71
                                                            ============   ===========   ============   ============

Shares used in computing earnings (loss) per common share:
    Basic                                                        1,696         1,725          1,688          1,701
                                                            ============   ===========   ============   ============
    Diluted                                                      1,696         1,769          1,688          1,742
                                                            ============   ===========   ============   ============

                                                     COMPAQ COMPUTER CORPORATION
                                                         SEGMENT INFORMATION
                                                             (Unaudited)

                                        Three months ended September 30,             Nine months ended September 30,
                                     ----------------------------------------     ---------------------------------------
                                     ----------------------------------------     ---------------------------------------
(In millions)                              2001                  2000                   2001                  2000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Enterprise Computing
        Revenue                            $ 2,376                $ 3,811                $ 7,995             $ 10,205
        Operating income (loss)              (104)                    493                    102                1,138
Access
        Revenue                              3,255                  5,604                 11,453               15,213

        Operating income (loss)               (248)                   142                   (485)                 201
Compaq Global Services
        Revenue                              1,879                  1,841                  5,757                5,523

        Operating income                       284                    232                    809                  658
Segment Eliminations and Other

        Revenue                                (34)                   (39)                   (79)                 (84)

        Operating income (loss)                  6                     (9)                     3                  (15)
Consolidated Segment Totals
        Revenue                            $ 7,476                $11,217               $ 25,126             $ 30,857
        Operating income (loss)            $   (62)               $   858               $    429             $  1,982

A reconciliation of Compaq’s consolidated segment operating income to consolidated income (loss) before income taxes follows:

                                                 Three months ended September 30,  Nine months ended September 30,
(In millions)                                       2001             2000              2001           2000
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

Consolidated segment operating income (loss)        $  (62)         $ 858              $  429       $ 1,982
Unallocated corporate expenses                         (48)           (59)               (131)         (188)
Restructuring and related charges                        --            --                (742)           --
Other income (expense), net                           (575)            20                (528)           69
                                                -------------   ---------------   -------------    ------------
Income (loss) before income taxes                   $ (685)         $ 819              $ (972)      $ 1,863
                                                =============   ===============   =============    ============